EXHIBIT 6

                               POWER OF ATTORNEY


          Know all men by these presents that Stephen A. Schwarzman does hereby make, constitute and appoint each of Gary Sumers and Thomas J. Saylak as my true and lawful attorneys-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or partner of any limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Blackstone Real

Estate Acquisitions III L.L.C., Blackstone Real Estate Advisors III L.P., BRE

Advisors III L.L.C., or their affiliates in the common stock of Berkshire

Realty Company, Inc. (including any amendments or supplements to any reports or schedules previously filed by such persons or entities) pursuant to

Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended,

including without limitation Schedules 13D and statements on Form 3, Form 4 and Form 5.


/s/  Stephen A. Schwarzman
_______________________________
Name: Stephen A. Schwarzman



March 3, 1999